Exhibit 10.4

EXECUTION

FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT BETWEEN

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE AND EXELIXIS,

INC. EFFECTIVE OCTOBER 28, 2002.

This FOURTH AMENDMENT (the “Fourth Amendment”) is entered into as of July 10, 2008 (the “Fourth Amendment Effective Date”), by and between SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation, d/b/a GlaxoSmithKline (“GSK”), and EXELIXIS, INC., a Delaware corporation (“EXEL”). EXEL and GSK are each referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Loan and Security Agreement effective as of October 28, 2002, as amended by a First Amendment to the Loan and Security Agreement dated December 5, 2002, a Second Amendment to the Loan and Security Agreement dated September 20, 2004, and a Third Amendment to the Loan and Security Agreement dated January 10, 2005 (the Loan and Security Agreement as amended by such First Amendment, Second Amendment and Third Amendment, the “Loan Agreement”) in furtherance of the Parties’ collaboration to discover, develop and commercialize novel therapeutics; and

WHEREAS, the Parties now desire to amend certain provisions of the Loan Agreement as set forth below in this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contain, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	AMENDMENT OF THE LOAN AGREEMENT

The Parties hereby agree to amend the terms of the Loan Agreement as provided below, effective as of the Fourth Amendment Effective Date. To the extent that the Loan Agreement is explicitly amended by this Fourth Amendment, the terms of this Fourth Amendment will control where the terms of the Loan Agreement are contrary to or conflict with the following provisions. Where the Loan Agreement is not explicitly amended, the terms of the Loan Agreement will remain in full force and effect. Capitalized terms used in this Fourth Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Loan Agreement.

1.1 Amendment of Section 11.1. Section 11.1 is hereby deleted in its entirety and replaced with the following:

“11.1 Working Capital. Exelixis shall not cause or permit Working Capital to be less than Twenty-Five Million Dollars ($25,000,000), the term “Working Capital” meaning, as of the time of any determination thereof as reported by Exelixis in its SEC Filings, the amount determined in accordance with GAAP, by which the current assets of Exelixis exceed its current liabilities. For purposes of this definition, (A) current assets shall: (i) include [ * ]; and (ii) exclude [ * ], and (B) current liabilities shall exclude [ * ].”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Fourth Amendment amends the terms of the Loan Agreement and is deemed incorporated into, and governed by all other terms of, the Loan Agreement. The provisions of the Loan Agreement, as amended by this Fourth Amendment, remain in full force and effect.

2.2 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Fourth Amendment.

2.3 Counterparts. This Fourth Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this Fourth Amendment from separate computers or printers. Facsimile signatures shall be treated as original signatures.

Signature page follows

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized representatives as of the Fourth Amendment Effective Date.

EXELIXIS, INC.		SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE

By:	/s/ Frank Karbe	By:	/s/ Carol G. Ashe
Print Name:	Frank Karbe	Print Name:	Carol G. Ashe
Title:	Executive V.P. & C.F.O.	Title:	Vice President & Secretary

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.